Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 33-64499 and No. 333-136868 of Crown Crafts, Inc. and subsidiaries on Form S-8 of our report dated May 31, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Crown Crafts, Inc.’s change in 2007 in its method of accounting for share-based compensation), appearing in this Annual Report on Form 10-K of Crown Crafts, Inc. and subsidiaries for the year ended April 1, 2007.
New Orleans, Louisiana
May 31, 2007